Exhibit 10.10

                             2003 Stock Option Plan

                                       of

                        Tel-Instrument Electronics Corp.

                        Adapted by the Board of Directors

                                on May __, 2003.

1.    Purpose.

      The purposes of this Stock Option Plan (the "Plan") are to: (1) closely associate the interest of the employees of Tel-Instrument Electronics Corp. (the "Company") and others with the shareholders by reinforcing the relationship between participant's rewards and shareholder gains; (2) provide employees with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to employees for continuous employment with the Company.

2.    Stock Subject Plan

      The stock to be issued upon exercise of options granted under the Plan shall consist of authorized but unissued, or reacquired shares of the Common Stock, $.l0 per share par value, of the Company. The maximum number of shares for which options may be granted under the Plan is 250,000 shares, subject to adjustment as provided in Section 13.

      If any options granted under the Plan expire or terminate for any reason without having been exercised in full, the

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unpurchased shares shall become available for further options under the Plan.

3.    Administration and Nature of Options.

      (a) Board of Directors; Committee: The Plan shall be administered by the Board of Directors or, in the discretion of the Board, by a Committee (the "Committee"). Hereinafter, and in the option agreements, the term "Committee" shall mean the Board of Directors, if no other committee is appointed. The Committee, if any, shall be appointed by the Board of Directors and shall consist of not less then three directors. The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause. The Committee shall select its own Chairman and shall hold its meetings at such times and places as it may determine. The acts of a majority of the Committee at any meeting, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

      (b) Grant of Options: The Board of Directors, or the Committee, may grant under the plan, (i) non-statutory options to employees, officers, consultants or non-employee directors, or (ii) Incentive Stock Options ("ISOs") to employees, which are intended to quality as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended.

      Subject to the express provisions of the Plan, the Board of Directors or the Committee shall have full authority (A) to


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determine, in its discretion, the individuals to whom, and the times at which, options shall be granted, whether to grant non-statutory options or ISOs, the number of shares subject to each option, and the provisions of the respective option agreements (which need not be identical), including provisions concerning the time or times, when and the extent to which, the options may be exercised, the conditions of exercise (including non-competition with the Company after termination of employment) and the effect of approved leaves of absence on continuity of service; (B) to prescribe, amend and rescind rules and regulations relating to the Plan; (C) to interpret the Plan and the respective option agreements; and (D) to make all other determinations necessary or advisable for administering the Plan. The Committee, if appointed, shall report its actions to the Board of Directors and all determinations and interpretations by the Committee, if approved by the Board of Directors, shall be binding and conclusive upon all parties.

4.    Effective Date.

      The Plan is effective as of June 1, 2003, but if not approved by the shareholders on or before May 1, 2004, no further ISOs shall be granted. Prior to adoption by the shareholders, any ISO granted shall be expressly made contingent on such shareholder approval, and if not approved by the shareholders by May 1, 2004, all ISOs theretofore granted shall become null, and void ab initio.


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5.    Eligibility of Optionees.

      ISOs may be granted under the Plan only to salaried officers and employees who have the capability of making a substantial contribution to the success of the Company. Non-Statutory Options may be granted under the plan to employees, officers, consultants and non-employee Directors. In selecting individuals to receive options and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company, past and potential contributions to the Company's profitability and sound growth and compensation levels in the industry for comparable jobs.

6.    Stock Option Agreements.

      The grant of an option shall be evidenced by a written Stock Option Agreement, executed by the Company and the optionee stating the number of shares subject to the option and substantially in the form of Exhibit A annexed.

7.    Option Price.

      The exercise price per share under each option granted shall be determined by the Board of Directors or the Committee. In no event, however, shall the exercise price per share under each option be less than l00% of the fair market value of a share of Common Stock on the Date of Grant; provided however, that any


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option granted hereunder to an employee owning 10% or more of the outstanding
Common Stock of the Company, shall have an exercise price par share of 110% of the fair market value of a share of Common Stock on the Date of Grant.

8.    Exercise of Options.

      (a) Each option granted under the Plan shall become exercisable at such time, or in installments at such times, as may be provided in the option agreement. To the extent that any installment of an option has become exercisable it may be exercised thereafter, until termination, in whole at any time or from time to time in part.

      (b) Each option granted under the Plan shall terminate no later than five years after the date on which it was granted, but the Board of Directors or the Committee in its discretion may prescribe a shorter period for any individual option or options.

      (c) An option shall be exercised by written notice of such exercise, in the form prescribed by the Board of Directors or the Committee, to the Secretary or Treasurer of the Company, at its principal office. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 50 or a multiple thereof) and shall be accompanied by payment in full of the purchase price of such shares. No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board of Directors or the Committee may deem applicable


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have been complied with. If a registration statement under the Securities Act of
1933 is not then in effect with respect to the shares issuable upon such exercise, it shall be a condition precedent that the person exercising the option give to the Company a written representation and undertaking satisfactory in form and substance to the Board of Directors or the Committee, and counsel, that he is acquiring the shares for his own account for investment and not with a view to the distribution thereof. The Company may also place a legend on the certificates issued, restricting transfer unless in compliance with federal or state securities laws, and a stop transfer on the stock records.

      (d) The person exercising an option shall not be considered a record holder of the stock so purchased for any purpose until the date on which he is actually recorded as the holder of such stock upon the stock records of the Company.

      (e) The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of Shares of Common Stock of the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

      (f) The aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year under all plans of the Company (and parent and subsidiary corporations) shall not exceed $100,000.


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9.    Death of Optionee.

      (a) Upon the death of the optionee, any ISO exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise such ISO by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within the remaining option term of the ISO.

      (b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any ISOs exercisable on the date of such termination.

10.   Retirement, Disability or Involuntary Termination.

      Upon the termination of the optionee's employment, the optionee may exercise any ISO to the extent such ISO was exercisable at the date of such termination of employment, within (a) 12 months after the date of termination of employment due to permanent disability as defined by the Committee or (b) ninety days after the date of termination of employment due to retirement, or due to involuntary termination for reasons other than negligence, insubordination, breach of contract or moral turpitude.


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11.   Termination for Other Reasons.

Except as provided in Sections 9 and 10 or except as otherwise determined by the Committee, all Options shall terminate upon the termination date of the optionee's employment.

12.   Other Option Conditions

      (a) Nothing in the Plan or in any option granted pursuant thereto shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his employment at any time.

      (b) No holder of any option under the Plan shall, by virtue of holding such option, be entitled to any rights of a stock-holder in the Company.

13.   Adjustments Upon Changes in Capitalization.

      The option agreements shall Contain such provisions as the Board of Directors or the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding option, or the exercise prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, sales or exchanges of assets, combinations or exchange of shares, offering of subscription rights or any other type of change.


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14.   Term of Plan.

      The Board of Directors may terminate this Plan at any time. Termination of the Plan will not affect rights and obligations theretofore granted and then in effect. No options may be granted later than 10 years from the date listed on page 1 hereof as the date of the Plan's adoption.

15.   Transferability.

      Options granted under this Plan shall provide that they will not be transferable other than by will or the laws of descent and cannot be exercised by anyone other than the option holder during his lifetime, except that in the case of disability, the holder's legal representative may exercise the option on the holders behalf, and after the Grantee's death, the option may be exercised in accordance with Section 9 above.

16.   Amendment and Revocation.

      The Board of Directors alone shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that without the consent of the optionees, no change may be made in any option theretofore granted which will impair the rights of existing optionees; and provided further that the Board of Directors may not, without the approval of the holders of a majority of the outstanding Common Stock, make any alteration or amendment to the Plan which changes


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the aggregate number of shares of Common Stock which may be issued under the
Plan, extend the term of the Plan or of options granted thereunder, reduce the option price below that now provided for in the Plan, or change the employees or class of employees eligible to receive options thereunder.

17.   Ratification of the Plan.

      This plan shall be submitted to the stockholders of the Company for approval at a meeting to be held within twelve months following its adoption by the Board.


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